UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2007

Mesa Offshore Trust

(Exact name of registrant as specified in its charter)

Texas	1-8432	76-6004065
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

JPMorgan Chase Bank, N.A., Trustee
Institutional Trust Services
221 West Sixth Street,
Austin, Texas		78701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (800) 852-1422

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On June 19, 2007, the 334th Judicial District of Harris County, Texas (the “Court”) issued an order denying a motion by JPMorgan Chase Bank, N.A., as Trustee (the “Trustee”) of the Mesa Offshore Trust (the “Trust”), to approve a conditional settlement in the lawsuit filed by MOSH Holding, L.P. (“MHLP”) against Pioneer Natural Resources Company; Pioneer Natural Resources USA, Inc. (collectively, “Pioneer”); Woodside Energy (USA) Inc. (“Woodside”); and JPMorgan Chase Bank, N.A., as Trustee of the Trust (the “Lawsuit”).  The conditional settlement is set forth in the Mutual Release and Settlement Agreement dated as of January 26, 2007 (the “Conditional Settlement Agreement”), a copy of which was previously filed by the Trust as Exhibit 10.1 to its report on Form 8-K filed on January 31, 2007.

The Lawsuit was filed on April 11, 2005, in the District Court of Travis County, Texas (250th Judicial District) and subsequently transferred to the Court.  On December 8, 2006, Dagger-Spine Hedgehog Corporation (“Dagger-Spine”), represented by the same counsel as MHLP, filed a Petition In Intervention in the Lawsuit to assert the same claims as MHLP.  On March 8, 2007, another group of unitholders identifying itself as the “Weigand Group” also joined with MHLP, and this group is currently represented by the same counsel.  MHLP, Dagger-Spine and the Weigand Group (collectively, “Plaintiffs”) are unitholders in the Trust.  Among other things, the Lawsuit relates to the status of a certain net overriding royalty interest owned by the Mesa Offshore Royalty Partnership (the “Partnership”), a partnership in which the Trust owns a 99.99% interest and Pioneer owns the remaining 0.01% managing general partner interest, on a lease that is the subject of an agreement between Pioneer and Woodside concerning the exploration and development of the lease, known as the Brazos Area Block A-39 Lease.  The Lawsuit also concerns the sale of the assets of the Partnership as required under the Indenture for the Trust.  Plaintiffs allege that Pioneer’s agreement with Woodside violated the terms of the conveyance of the net overriding royalty interest to the Partnership and that Pioneer, together with Woodside, concealed and/or reduced the value of the royalty interest and worked to terminate the Trust prematurely and to capture for itself and Woodside profits that belong to the Trust.  Plaintiffs also allege breaches of fiduciary duty, misapplication of trust property, common law fraud, gross negligence, and breach of the conveyance agreement for the overriding royalty interest.  The claims appear to relate principally to arrangements established in 2003 for two offshore properties, the Brazos Area Block A-7 and Brazos Area Block A-39.  These arrangements were entered into between Pioneer and Woodside without any action or consents by the Trustee.  A farmout of interests by a working interest owner may be done under the conveyance of the net overriding royalty interest to the Partnership without the consent or approval of any partners of the Partnership or the Trustee.  The Plaintiffs allege that the farmout agreement between Pioneer and Woodside does not meet the definition of a “farmout” in the conveyance. The Trustee denies that any of the Plaintiffs’ claims against the Trustee have any merit, and the Trustee will continue to vigorously defend against such claims as permitted under the terms of the Trust Indenture.

The Court has currently set the Lawsuit for trial in October 2007.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit 99.1	Mesa Offshore Trust Press Release dated June 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mesa Offshore Trust

By: JPMorgan Chase Bank, N.A., as Trustee
By: Bank of New York Trust Company, as attorney-in-fact

Date: June 22, 2007	By:	/s/ Mike Ulrich
Mike Ulrich
Vice President

EXHIBIT INDEX

Exhibit	Description

99.1	Mesa Offshore Trust Press Release dated June 22, 2007.